UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2005

PIONEER DRILLING COMPANY

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-8182 (Commission File Number)	74-2088619 (I.R.S. Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas (Address of principal executive offices)	78209 (Zip Code)

Registrant's telephone number, including area code: (210) 828-7689

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

_________________________________________

Item 1.01. Entry into a Material Definitive Agreement

On November 1, 2005, the Board of Directors of Pioneer Drilling Company adopted a new fee schedule effective October 1, 2005 for compensation of directors for retainers, board meeting fees, committee retainers and committee meeting fees and annual common stock grants as follows:

	Quarterly	Annually
Board Member Fees:
Chairman's quarterly retainer	$ 11,250	$ 45,000
Member's quarterly retainer	$ 7,500	$ 30,000
Meeting fee	$ 1,500
Subcommittee meeting	$ 1,500
Telephonic meeting fees	$ 1,000

Audit Committee Fees:
Chairman's quarterly retainer	$ 2,500	$ 10,000
Member's quarterly retainer	$ 1,250	$ 5,000
Meeting fee	$ 1,250
Subcommittee meeting	$ 1,250
Telephonic meeting fees	$ 1,000

Compensation Committee Fees:
Chairman's quarterly retainer	$ 1,250	$ 5,000
Member's quarterly retainer	$ 437	$ 1,748
Meeting fee	$ 1,250
Telephonic meeting fees	$ 1,000

Nominating and Corporate Governance Committee Fees:
Chairman's quarterly retainer	$ 1,250	$ 5,000
Member's quarterly retainer	$ 437	$ 1,748
Each meeting attended	$ 1,250
Telephonic meeting fees	$ 1,000

The annual grant of non-qualified stock options was increased to 10,000 shares, subject to shareholder approval.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER DRILLING COMPANY
By: /s/ William D. Hibbetts William D. Hibbetts Senior Vice President and Chief Financial Officer

Date: November 7, 2005